UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: January 27, 2017

(Date of earliest event reported)

TOWER INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

001-34903	27-3679414
(Commission File Number)	(IRS Employer Identification No.)

17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan	48152
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 27, 2017, the Board of Directors (the “Board”) of Tower International, Inc. (the “Company”) amended and restated the Company’s Bylaws (the “Bylaws”). The only substantive modifications were (i) to provide, in Section 3.8, that special meetings of the Board of Directors shall be called by the Chief Executive Officer or the Secretary (where previously the Bylaws had referred to the President or the Secretary) on the request of two directors, (ii) to provide, in Section 5.5, that the President shall report to the Chief Executive Officer and have general supervision, direction and control of the business of the Company, subject to the supervisory powers of the Chief Executive Officer, and (iii) to provide, in Section 5.6, that the Chief Operating Officer’s reports shall be submitted to the Chief Executive Officer (where previously the By-Laws had referred to the Chief Executive Officer and President), as well as to the Chairman of the Board and the Board of Directors.

A copy of the Amended and Restated Bylaws is attached as Exhibit 3.1 hereto and the foregoing description is qualified by reference to the Amended and Restated Bylaws, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit 3.1 Amended and Restated Bylaws of Tower International, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER INTERNATIONAL, INC.

By:	/s/Jeffrey L. Kersten
Name:	Jeffrey L. Kersten
Title:	Executive Vice President and Chief Financial Officer

January 27, 2017

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EXHIBIT INDEX

Exhibit 3.1 Amended and Restated Bylaws of Tower International, Inc.

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